                                                                     Exhibit 4.7

               JOINDER IN REVOLVING LINE OF CREDIT PROMISSORY NOTE

     THIS JOINDER is made and executed by EarthFirst Nextgas, Inc., Gibsonton Property, Inc. and EarthFirst Resources, Inc. (hereafter collectively "Co-Borrowers").

                                   Background

     A. On December 15, 2000, EarthFirst Technologies, Incorporated ("EFT"), executed and delivered to Florida Engineered Construction Products Corporation ("FECP"), a Revolving Line of Credit Promissory Note ("the Note") in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00). A copy of the Note is annexed hereto as Exhibit "A".

     B.   The Co-Borrowers are each wholly owned subsidiaries of EFT;

     C. FECP has made substantial advances to EFT under the Note, including funds which have directly or indirectly inured to the benefit of the Co-Borrowers;

     D. In consideration of FECP's past and future advances under the Note, the Co-Borrowers have agreed to join in and be jointly and severally liable with EFT under the Note, on the terms and conditions set forth in this Joinder.

                                     Terms:

     IN CONSIDERATION of the mutual covenants of the parties contained herein, the Co-Borrowers agree as follows:

     1. Background Recitals. The foregoing background recitals are integral parts of this Joinder and are incorporated herein by reference.

     2. Joinder. The Co-Borrowers hereby join in and agree to be jointly and severally liable with EFT for all EFT's obligations to FECP under the Note, including but not limited to EFT's obligations to repay all amounts previously or hereafter advanced by FECP under the Note, together with interest thereon at the rate set forth in the Note.

     3. Entire Agreement. This Joinder represents the entire, integrated agreement between the Co-Borrowers and FECP, and supercedes all prior representations, understandings and agreements, oral or written, with respect to the subject matter hereof.

     4. EFT. This joinder does not impair or otherwise affect EFT's obligations under the Note, which obligations remain and continue in full force and effect.

     IN WITNESS WHEREOF, the Co-Borrowers have caused this joinder to be duly made, executed and delivered to FECP on the date set forth below.

                                             "Co-Borrowers"

                                             EarthFirst Nextgas, Inc.


                                             By:  /s/ John Stanton
                                                  ------------------------------
                                             Its:  President
                                                  ------------------------------

United States Territorial Waters or International Waters:
     Latitude:           N27 41 83
     Longitude:          W082 55 39

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     The foregoing instrument was acknowledged before me, Captain Dan Coover, this 28th day of January 2003, on a vessel of which I am the Captain located at Latitude N27 41 83 and Longitude W082 55 39, which is located outside the territorial limits of the State of Florida, by John Stanton as President of EarthFirst NextGas, Inc., who is either ___ personally known to me or X has produced a Florida driver's license as identification.

                                              /s/ Captain Dan Coover
                                              ----------------------------------
                                              Captain's Signature
                                              Print Name: Captain Dan Coover
                                              License Number: 1011115

                                              Gibsonton Property, Inc.


                                              By: /s/ John Stanton
                                                  ------------------------------
                                              Its: President
                                                   -----------------------------

United States Territorial Waters or International Waters:
     Latitude:           N27 41 83
     Longitude:          W082 55 39


     The foregoing instrument was acknowledged before me, Captain Dan Coover, this 28th day of January 2003, on a vessel of which I am the Captain located at Latitude N27 41 83 and Longitude W082 55 39, which is located outside the territorial limits of the State of Florida, by John Stanton as President of Gibsonton Property, Inc., who is either ___ personally known to me or X has produced a Florida driver's license as identification.

                                              /s/ Captain Dan Coover
                                              ----------------------------------
                                              Captain's Signature
                                              Print Name: Captain Dan Coover
                                              License Number: 1011115

                                              EarthFirst Resources, Inc.


                                              By: /s/ John Stanton
                                                  ------------------------------
                                              Its: President
                                                   -----------------------------

United States Territorial Waters or International Waters:
     Latitude:           N27 41 83
     Longitude:          W082 55 39


     The foregoing instrument was acknowledged before me, Captain Dan Coover, this 28th day of January 2003, on a vessel of which I am the Captain located at Latitude N27 41 83 and Longitude W082 55 39, which is located outside the territorial limits of the State of Florida, by John Stanton as President of EarthFirst Resources, Inc., who is either ___ personally known to me or X has produced a Florida driver's license as identification.

                                              /s/ Captain Dan Coover
                                              ----------------------------------
                                              Captain's Signature
                                              Print Name: Captain Dan Coover
                                              License Number: 1011115